UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024

BLUE OWL TECHNOLOGY INCOME CORP.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01445	87-1346173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 419-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities

As of December 2, 2024, Blue Owl Technology Income Corp. (the “Company,” “we” or “us”) sold unregistered shares of its Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Approximate Number of Shares of Class I Common Stock	Consideration
As of December 2, 2024 (number of shares finalized on December 23, 2024)	2,797,320	$29,231,995

Item 8.01. Other Events.

Distribution

On November 5, 2024, the Company’s board of directors declared the monthly distributions payable on or before January 31, 2025 and February 28, 2025, to shareholders of record as of December 31, 2024 and January 31, 2025 respectively.

Class of Common Shares	Gross Distributions	Shareholder Servicing Fee (1)	Net Distributions (1)
Class S	$0.074775	$0.007530	$0.067245
Class D	$0.074775	$0.002215	$0.072560
Class I	$0.074775	$0.000000	$0.074775

(1) Based on October 31, 2024 net asset value.

On November 5, 2024, the Company’s board of directors declared the following special distributions payable on or before January 31, 2025 to shareholders of record as of December 31, 2024:

Class of Common Shares	Gross Distributions	Shareholder Servicing Fee	Net Distributions
Class S	$0.030000	$0.000000	$0.030000
Class D	$0.030000	$0.000000	$0.030000
Class I	$0.030000	$0.000000	$0.030000

Status of the Offering

The Company is currently publicly offering on a continuous basis up to $5 billion (the “Offering”) in shares of Class S, Class D and Class I common stock (the “Shares”). Additionally, the Company has sold unregistered Shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The table below does not include Shares issued through the Company’s distribution reinvestment plan.

Offering	Common Shares Issued	Total Consideration
Class S Shares	70,455,403	$726,356,013
Class D Shares	2,817,666	28,704,508
Class I Shares	30,414,875	311,145,325
Private Offering
Class I Shares	205,720,090	2,098,284,673
Total Offering and Private Offering*	309,408,034	$3,164,490,519

*Includes seed capital of $1,000 contributed by Blue Owl Technology Credit Advisors LLC, an affiliate of Blue Owl Technology Credit Advisors II LLC (the “Adviser”), in September 2021 and approximately $50.0 million in gross proceeds raised from entities affiliated with the Adviser.

December 2, 2024 Public Offering Price
In accordance with the Company’s share pricing policy, we intend to sell our shares on the first business day of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The December 2, 2024 public offering price for each of our share classes is equal to such class’s NAV per share as of November 30, 2024, plus applicable maximum upfront sales load.

Net Asset Value (per share)
Class S	$10.45
Class D	$10.45
Class I	$10.45

The average debt-to-equity leverage ratio during the month-to-date period ended November 30, 2024 was 0.70x. The table below summarizes the company’s committed debt capacity and drawn amounts as of November 30, 2024.

($ in thousands)	Aggregate Principal Committed	Outstanding Principal
Revolving Credit Facility	$1,000,000	$742,474
SPV Asset Facility I	750,000	445,000
SPV Asset Facility II	500,000	225,000
SPV Asset Facility III	550,000	315,000
Athena CLO III	270,000	270,000
Series 2023A Notes	100,000	100,000
Series 2023B Notes - Tranche A	100,000	100,000
Series 2023B Notes - Tranche B	75,000	75,000
Total Debt	$3,345,000	$2,272,474

Of the Company’s committed debt capacity, $2.2 billion (95.4%) is in secured floating rate leverage based on drawn amounts.

Portfolio Update
As of November 30, 2024, we had debt investments in 164 portfolio companies with an aggregate par value of $5.0 billion. As of November 30, 2024, based on par value, our portfolio consisted of 89.8% first lien debt investments, 4.3% second lien debt investments, 1.2% unsecured debt investments, 3.3% preferred equity investments and 1.4%

common equity investments. As of November 30, 2024, 99.1% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of November 30, 2024.

Industry	Par ($ in thousands)	% of Par
Systems Software	$834,079	16.6%
Health Care Technology	663,291	13.3%
Application Software	617,035	12.4%
Insurance	354,728	7.1%
Professional Services	338,454	6.8%
Diversified Financial Services	301,135	6.0%
IT Services	245,949	4.9%
Health Care Providers & Services	209,345	4.2%
Food & Staples Retailing	159,716	3.2%
Commercial Services & Supplies	158,327	3.2%
Diversified Consumer Services	139,051	2.8%
Buildings & Real Estate	94,912	1.9%
Health Care Equipment & Supplies	85,799	1.7%
Real Estate Management & Development	79,447	1.6%
Life Sciences Tools & Services	73,808	1.5%
Entertainment	70,064	1.4%
Banks	62,199	1.2%
Aerospace & Defense	55,335	1.1%
Hotels, Restaurants & Leisure	51,120	1.0%
Equity Real Estate Investment Trusts (REITs)	49,744	1.0%
Containers & Packaging	43,811	0.9%
Beverages	38,497	0.8%
Industrial Conglomerates	34,851	0.7%
Media	34,724	0.7%
Consumer Finance	32,666	0.7%
Construction & Engineering	29,973	0.6%
Internet & Direct Marketing Retail	26,703	0.5%
Food Products	20,227	0.4%
Machinery	17,923	0.4%
Diversified Telecommunication Services	16,231	0.3%
Multiline Retail	13,195	0.3%
Pharmaceuticals	9,849	0.2%
Water Utilities	9,803	0.2%
Capital Markets	7,816	0.2%
Specialty Retail	7,481	0.1%
Building Products	6,365	0.1%
Total	$4,993,653	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be singed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Technology Income Corp.

Dated:	December 26, 2024	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Operating Officer and Chief Financial Officer